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                              Eaton Corporation
                     1993 Annual Report on Form 10-K
                                 Item 14(c)
                                 Exhibit 11
              Computations of Net Income per Common Share




                                                                    Year ended December 31
                                                              ----------------------------------

(Millions of dollars except for per share amounts)            1993           1992           1991
                                                              ----           ----           ----
Average number of Common Shares outstanding
  (in millions)                                               69.8           68.9           68.0

Income before extraordinary item and cumulative effect of
  accounting changes                                        $  180         $  140         $   74
Per share amount                                              2.57           2.03           1.09
                                                            ======         ======         ======

Extraordinary item                                          $   (7)
Per share amount                                              (.10)
                                                            ======

Cumulative effect of accounting changes
  Postretirement benefits other than pensions                              $ (274)
  Per share amount                                                          (3.97)
                                                                           ======
  Income taxes                                                             $    6
  Per share amount                                                            .09
                                                                           ======


Net income (loss)                                           $  173         $ (128)        $   74
Per share amount                                              2.47          (1.85)          1.09
                                                            ======         ======         ======

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